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 INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES
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Exhibit 4 is:

1. Note Agreement dated September 1, 1990 re: Senior Notes due
   September 15, 2000, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant's fiscal year ended November 30, 1990.

2. Note Agreement dated November 15, 1991 re: Senior Notes due
   November 15, 1998, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant's fiscal year ended November 30, 1991.





                            EXHIBIT 4

                               36